                                                                     EXHIBIT 4.1

CUSIP: 55269AAA5                                                    $100,000,000
No. R-1

         THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                           MCN INVESTMENT CORPORATION

      6.30% MandatOry Par Put Remarketed Securities(SM)* ("MOPPRS(SM)")
                              due April 2, 2011


         MCN INVESTMENT CORPORATION, a corporation duly organized and existing under the laws of the State of Michigan (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on April 2, 2011 (the "Stated Maturity Date"), in the coin or currency of the United States, and to pay interest, semiannually on April 2 and October 2 of each year (each, an "Interest Payment Date"), commencing October 2, 1998, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified below, from the April 2 or the October 2, as the case may be, next preceding the date of this MOPPRS to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this MOPPRS, or unless no interest has been paid or duly provided for on these MOPPRS, in which case from March 31, 1998, until payment of said principal sum has been made or duly provided for; provided, that payment of interest may

--------------
*"MandatOry Par Put Remarketed Securities(SM)" and "MOPPRS(SM)" are service marks owned by Merrill Lynch & Co., Inc.

be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register of the Company as provided in the Indenture. Notwithstanding the foregoing, if the date hereof is after the 17th day of March or September, as the case may be, and before the following April 2 or October 2, this MOPPRS shall bear interest from such April 2 or October 2; provided, that if the Company shall default in the payment of interest due on such April 2 or October 2, then this MOPPRS shall bear interest from the next preceding April 2 or October 2 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on these MOPPRS, from March 31, 1998. The interest so payable on any April 2 or October 2 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this MOPPRS (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day next preceding such April 2 or October 2, as the case may be, whether or not such day is a Business Day.

         The rate of interest on this MOPPRS shall be 6.30% per annum to April 2, 2001 (the "Remarketing Date"). If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth on the reverse hereof,
(i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth on the reverse hereof, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the rate determined by the Remarketing Dealer in accordance with the procedures set forth in Section 4 on the reverse hereof (the "Interest Rate to Maturity").

         Reference is made to the further provisions of this MOPPRS set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This MOPPRS shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, MCN INVESTMENT CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated: 3/31/98

                                        MCN INVESTMENT CORPORATION


                                        By: /s/ Sebastian Coppoia
                                            ----------------------------------
                                            Title: Vice President and
                                                   Treasurer



Attest:                                                                [SEAL]


By: /s/ Daniel L. Schiffer
   -------------------------------
   Title:  Vice President,
           Secretary and General Counsel


                          CERTIFICATE OF AUTHENTICATION


         This is one of the MOPPRS of the series designated therein referred to in the within-mentioned Indenture.

Dated:


                                      NBD BANK, as Trustee



                                      By: /s/ Ernest Peck
                                         --------------------------------------
                                                Authorized Signatory

                           MCN INVESTMENT CORPORATION

         6.30% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)")
                                due April 2, 2011

         1. Indenture. (a) This MOPPRS is one of the duly authorized issue of securities of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of September 1, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to NBD Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any) and may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Security is one of the series designated as the 6.30% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due April 2, 2011 of the Company limited in aggregate principal amount to $100,000,000.

         (b) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Security. If any Interest Payment Date is not a Business Day as defined in the Indenture at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

         (c) Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         2. Mandatory Tender on Remarketing Date; Purchase and Settlement. (a) Provided that the Remarketing Dealer gives notice to the Company and the Trustee on a Business Day not later than five Business Days prior to the Remarketing Date of its intention to purchase the Securities for remarketing (the "Notification Date"), each Security shall be automatically tendered, or deemed tendered, to the Remarketing Dealer for purchase on the Remarketing Date in accordance with Section 2(b) below, except as set forth in Sections 5 and 6 below. The purchase price of such tendered Securities shall be equal to 100% of the principal amount thereof. Upon such tender, the Remarketing Dealer shall have the option, in its sole discretion, to elect to remarket the Securities in accordance with the Remarketing Agreement for its own account at varying prices to be determined by the Remarketing Dealer at the time of each sale. If the Remarketing Dealer makes such election, the obligation of the Remarketing Dealer to purchase the Securities on the Remarketing Date shall be subject to the conditions set forth in the Remarketing Agreement. No Holder or actual purchaser of the Securities ("Beneficial Owner") shall have any rights or claims under the Remarketing Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing such Securities.

         (b) Following the Notification Date, the tender and purchase of the Securities provided for in Section 2(a) above shall be effected as follows, subject to Sections 5 and 6 below:

                  (i) All of the tendered Securities shall be automatically delivered to the account of the Trustee, by book-entry through DTC or any successor thereto pending payment of the purchase price therefor, on the Remarketing Date.

                 (ii) The Remarketing Dealer shall make or cause the Trustee to make payment to DTC by book entry through DTC in accordance with the procedures of DTC, by 1:00 p.m., New York City time, on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities, of the purchase price for tendered Securities that have been purchased for remarketing by the Remarketing Dealer. The Company shall make or cause the Trustee to make payment of interest to DTC on the Remarketing Date by book entry through DTC by 2:30 p.m., New York City time, on the Remarketing Date.

         (c) In anticipation of the purchase of the Securities by the Remarketing Dealer for remarketing or the repurchase of the Securities by the Company on the Remarketing Date, the Trustee will notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Remarketing Date, that all Securities will be delivered on the Remarketing Date through the facilities of DTC against payment of the purchase price therefor by the Remarketing Dealer or the Company, as the case may be.

         3. Maintenance of Book-Entry System. (a) The tender and settlement procedures set forth in Section 2(b) above, including provisions for payment by purchasers of Securities in the remarketing or for payment to selling Beneficial Owners of tendered Securities, shall be subject to modification, notwithstanding any provision to the contrary set forth in Article 9 of the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the Securities at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Securities in certificated form. In addition, the Remarketing Dealer may, notwithstanding any provision to the contrary set forth in Article 9 of the Indenture, modify the settlement procedures set forth herein in order to facilitate the settlement process.

         (b) The Company hereby agrees with the Trustee and the holders of Securities that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the Securities in book-entry form with DTC or any successor thereto and to appoint a successor Depositary to the extent necessary to maintain the Securities in book-entry form and (ii) it will waive any discretionary right that it otherwise may have under the Indenture to cause the Securities to be issued in certificated form.

         4. Determination of Interest Rate to Maturity; Notification Thereof. Subject to the Remarketing Dealer's election to remarket the Securities as provided in Section 2(a), by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing Date (the "Determination Date"), the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundred-thousandth (0.00001) of one percent per annum. The

Interest Rate to Maturity shall be equal to the sum of 5.668% (the "Base Rate") and the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the Securities.

         The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the Securities at the Dollar Price, but assuming
(i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the Securities and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the Securities, the Company and the Trustee.

         "Dollar Price" means, with respect to the Securities, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

         "Reference Corporate Dealers" means leading dealers of publicly traded debt securities of the Company in The City of New York (which may include the Remarketing Dealer or one of its affiliates) selected by the Remarketing Dealer after consultation with the Company.

         "Remaining Scheduled Payments" means, with respect to the Securities, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date as determined by the Remarketing Dealer; provided, however, that if the Remarketing Date is not an Interest Payment Date with respect to the Securities, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

         "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for such Remarketing Date.

         "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the Securities being purchased.

         "Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page
500) or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Determination Date, (i) the average of the Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

         5. Repurchase. If (a) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (b) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (c) since the Notification Date, the Remarketing Dealer has terminated the Remarketing Agreement because a material adverse change in the condition of the Company or MCN Energy Group Inc. ("MCN") and their respective subsidiaries, considered as one enterprise, shall have occurred or an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the Securities shall have occurred and be continuing, or any other event constituting a termination event under the Remarketing Agreement shall have occurred, or (d) the Remarketing Dealer elects not to remarket the Securities, or (e) the Remarketing Dealer for any reason does not purchase all tendered Securities on the Remarketing Date, then, in any such case, the Company shall repurchase the Securities as a whole on the Remarketing Date at a price equal to 100% of the principal amount thereof plus all accrued and unpaid interest, if any, on the Securities to the Remarketing Date. In any such case, payment shall be made by the Company to the Participant of each tendering Beneficial Owner of Securities, by book- entry through DTC, by 2:30 p.m., New York City time, on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered Securities.

         6. Redemption. (a) Notwithstanding any election by the Remarketing Dealer to remarket the Securities on the Remarketing Date, the tendering of the Securities for purchase by the Remarketing Dealer on such date as set forth in
Section 2(b) above shall be subject to the right of the Company to redeem the Securities from the Remarketing Dealer as provided in Section 6(b) below.

         (b) The Company, in its sole and absolute discretion, shall have the right, upon notice to the Remarketing Dealer and the Trustee not later than the close of business on the Business Day immediately preceding the Determination Date, to irrevocably elect to redeem the Securities, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the Securities and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the Securities, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

         7. Effect of Event of Default. In case an Event of Default with respect to the Securities shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         8. Amendments and Waivers. The Indenture may be modified by the Company and the Trustee without consent of any Holder with respect to certain matters as described in the Indenture. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and MCN and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, MCN and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or MCN with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall bind such Holder and all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         9. Obligation of Company. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest on this Security at the time, place, and rate and in the coin or currency herein prescribed.

         10. Denominations, Transfer and Exchange. (a) The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         (b) As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same maturity and aggregate principal amount, shall be issued to the designated transferee or transferees.

         (c) No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         11. No Liability of Certain Persons. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

         12. Governing Law. The Indenture and this Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

                     ------------------------------------

THE FOLLOWING ABBREVIATIONS SHALL BE CONSTRUED AS THOUGH THE WORDS SET FORTH BELOW OPPOSITE EACH ABBREVIATION WERE WRITTEN OUT IN FULL WHERE SUCH ABBREVIATION APPEARS:

TEN COM--as tenants in common              (Name) CUST (Name) UNIF--(Name) as Custodian
TEN ENT--as tenants by the entirety        GIFT MIN ACT (state) for (Name) Under the
JT TEN--as joint tenants                                        Uniform Gifts to
        with right of survivorship                              Minors Act
        and not as tenants
        in common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

                    ---------------------------------------

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                    Your Signature:
      ----------------                   -------------------------------------
                                        (Sign exactly as your name appears on
                                         the other side of this Security)
Signature Guarantee:
                     ----------------------------------------------------------
                     (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Transfer Agent, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

Social Security Number or Taxpayer
Identification Number
                     -------------